UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

(Amendment No. 1)

FORM 8-A /A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MEDOVEX CORP.
(Exact name of registrant as specified in its charter)

Nevada	46-3312262
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3279 Hardee Avenue
Atlanta, Georgia 30341
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:

Units each consisting of one share of Common Stock, one Series A Warrant to purchase one share of Common Stock and one Series B Warrant to purchase one share of Common Stock.
Common Stock, par value $0.001 per share
Series A Warrants to purchase Common Stock
Series B Warrants to purchase Common Stock

Name of each exchange on which each class is to be registered: The NASDAQ Stock Market LLC

If this form relates the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the securities of Medovex Corp. (the “Registrant”) being registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-198621), as initially filed with the Securities and Exchange Commission (the “Commission”) on September 8, 2014, as subsequently amended by any amendments to such Registration Statement, and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with such Registration Statement (as so amended, the “Registration Statement”). The Registration Statement, and any form of prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act that includes such description, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Capital Market, and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MEDOVEX CORP.

Dated: December 2, 2014		/s/ Jarrett Gorlin
	By:	Jarrett Gorlin
Chief Executive Officer